FOURTH AMENDMENT TO LOAN AGREEMENT

         Fourth Amendment (this "Amendment") entered into as of January 26, 2001 between INTEGRAMED AMERICA, INC. (the "Borrower") and FLEET BANK, NATIONAL ASSOCIATION (the "Bank").

         WHEREAS, the Borrower and the Bank are parties to a Loan Agreement dated as of September 11, 1998 and such Loan Agreement was amended by a First Amendment thereto dated as of September 25, 1998, a Second Amendment thereto dated as of November 2, 1999 and a Third Amendment and Waiver thereto dated as of May 22, 2000 (as so amended, the "Agreement"); and

         WHEREAS, the Borrower has requested that the Bank amend and waive, and the Bank has agreed to amend and waive, certain provisions of the Agreement subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. All capitalized terms used herein, unless otherwise defined herein, have the same meanings provided therefor in the Agreement.

         2.       The Agreement is hereby amended as follows:

                  (a) A new definition for "Morgan Stock Repurchase" shall be added to Section 1.1 in its correct place alphabetically and shall read in its entirety as follows:

                           "Morgan Stock  repurchase"  shall mean the Borrower's
                  repurchase, for cash consideration, from Morgan Stanley Venture Capital of certain of its outstanding Capital Stock, which Capital Stock, after such repurchase, shall become treasury stock of the Borrower; provided, that, (i) such Morgan Stock Repurchase may only be effected if at the time of consummation thereof, after giving effect thereto, no Default or Event of Default exists or would exist as a result thereof and (ii) such repurchase shall be consummated on or before March 31, 2001.

                  (b) Section 7.6 is amended to read in its entirety as follows:

                          7.6 Dividents; Capital Stock Issues. (a) Declare or pay any dividends on its Capital Stock, except (i) dividends payable solely in shares of its own common stock, (ii) as long as no Default or Event of Default has occurred and is continuing, dividends in connection with the Borrower's outstanding preferred stock in an aggregate amount not in excess of $133,000 in any fiscal year and (iii) any Subsidiary wholly owned by the Borrower may declare and pay dividends to the Borrower, or (b) purchase, redeem, retire or otherwise acquire any of its Capital Stock at any time outstanding, other than in connection with (i) the surrender of shares of the Borrower's Series A Cumulative Convertible Preferred Stock upon its conversion into shares of the Borrower" Common Stock,
                  (ii) any Permitted Stock Repurchase and (iii) the Morgan Stock Repurchase.

         3. The Borrower and the Bank hereby agree that upon the effectiveness of this Amendment the Facility B Commitment shall be terminated and no longer available. In connection with the termination of the Facility B Commitment, the Agreement is amended to (i) amend the definition of "Facility B Termination Date" by replacing the date "September 11, 2001" with the date "January 26, 2001 and (ii) deleting all references to the "Facility B Commitment" and related terms to the extent any of same relate to the Borrower's ability to borrow Facility B Revolving Credit Loans. The Borrower represents and warrants to the Bank that as of the date hereof there are no Facility B Revolving Credit Loans outstanding.

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         4.       The Borrower hereby represents and warrants to the Bank that:

                  (a) Each and every of the representations and warranties set forth in the Agreement is true as of the date hereof and with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in its entirety.

                  (b) No Default or Event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default, now exists or would exist.

         5. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Agreement or any of the documents referred to therein or (b) prejudice any right or rights which the Bank may now have or may have in the future under or in connection with the Agreement or any documents referred to therein. Whenever the Agreement is referred to in the Agreement or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Agreement as modified by this Amendment.

         6. This Amendment shall not be effective unless and until (i) the Bank shall have received counterparts of this Amendment duly signed by the Borrower and the Bank and (ii) the Bank shall have received general liability releases in form and substance reasonably satisfactory to the Bank in favor of the Borrower from Morgan Stanley Venture Capital in connection with the Morgan Stock repurchase; provided, further, that, upon the satisfaction of such conditions this Amendment shall be effective as of the date first above written, except the termination of the Facility B Commitment shall be effective on the date the Bank received counterparts of this Amendment duly signed by the Borrower.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.


                                          IntegraMed America, Inc.

                                          By:      /s/John Hlywak, Jr.
                                                   --------------------------
                                          Name:    John Hlywak, Jr.
                                          Title:   Sr. Vice President and CFO

                                          FLEET BANK, NATIONAL ASSOCIATION

                                          By:      /s/Thomas G. Carley
                                                   --------------------------
                                          Name:    Thomas G. Carley
                                          Title:   President